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                                                                Exhibit 10.11

                              AMENDED AND RESTATED
                          HELIX TECHNOLOGY CORPORATION
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


1.       PURPOSE

         The purpose of the Helix Technology Corporation Stock Option Plan for Non-Employee Directors (the "Plan") is to attract and retain the services of experienced and knowledgeable Directors of Helix Technology Corporation (the "Corporation") for the benefit of the Corporation and its stockholders and to provide additional incentives for such Directors to continue to serve the best interests of the Corporation and its stockholders through continuing ownership of its common stock.

2.       SHARES SUBJECT TO THE PLAN

         The total number of shares of common stock, par value $1.00 per share (the "Common Stock"), of the Corporation which may be issued pursuant to options granted under the Plan (including options granted under the Plan prior to the date of this amendment and restatement ("Prior Options")) shall not exceed 200,000 in the aggregate (the "Shares"), subject to adjustment in accordance with Section 9 hereof. Shares for which options have been granted pursuant to the Plan, but which options have lapsed or otherwise terminated or been canceled to any extent prior to full exercise, shall become available for additional options granted under the Plan.

3.       ADMINISTRATION OF PLAN

         The Plan shall be administered by the Human Resources and Compensation Committee of the Board of Directors (the "Board") or such other committees as the Board may appoint satisfying the requirements of requirements to qualify for an exemption under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Committee"). The Committee shall appoint a person (the "Plan Administrator") to keep records of all elections of Directors and the grant, vesting and exercise of all options, and the sale or other disposition of all Shares acquired pursuant to such exercise.

         Grants of stock options under the Plan shall be made by the Committee as provided in Section 4. All questions of interpretation with respect to the Plan and options granted under it shall be determined by the Committee, and such determination shall be final and binding upon all persons having an interest in the Plan.

         The Committee shall have the power to (i) make all determinations necessary or advisable for administering the Plan, (ii) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any stock option grant in the manner and to the extent that the Committee shall deem expedient to carry it into effect, and (iii) constitute and appoint a person or persons to execute and deliver in the name and on behalf of the Corporation all such grants, agreements, instruments and other documents. It is the intent of this Plan that it operate in all events subject to approval of the Plan by the stockholders of the Corporation and that the granting and vesting of such options under it be within the authority of the Committee in accordance with the terms of this Plan, subject to the authority, discretion or power of the stockholders to fail to elect an


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optionee to the Board of Directors of the Corporation, or to remove an optionee from the Board of Directors of the Corporation, or to amend or terminate this Plan.

4.       GRANT OF OPTIONS

         (a) ANNUAL OPTION GRANT. Upon the conclusion of each regular annual meeting of the Corporation's stockholders held in the year 2002 or thereafter, each Director of the Corporation who is not otherwise an employee of the Corporation or any of its subsidiaries (a "Non-Employee Director") who will continue serving as a member of the Board thereafter and who does not hold Prior Options which have not yet vested, shall be granted an Option to acquire 2,000 shares under the Plan (the "Annual Option").

         (b) INITIAL OPTION GRANT. Any Non-Employee Director of the Corporation who is elected for the first time otherwise than at an annual meeting after the 2002 meeting shall receive an initial Option to acquire 2,000 shares under the Plan (the "Initial Option") which shall become exercisable as of the date of the annual meeting following such Non-Employee Director's election. The Non-Employee Director shall be eligible to receive Annual Options as described in Section 4(a).

         (c) EARLY GRANT OF ANNUAL OPTIONS. For a Non-Employee Director elected as Director for the first time, the Committee may, in its discretion, grant the Annual Option in a year prior to which the Annual Option is earned at the time an Initial Option is granted, provided that any such Annual Option (the "Early Annual Option") shall become vested according to the vesting schedule that would have applied to the option had the option been granted on its regularly scheduled grant date. The Committee may only grant Early Annual Options as far as four years prior to the date on which the Annual Option would have been granted had such option not been granted early.

5.       OPTION GRANT

         Each option granted under the Plan shall be a Non-Qualified Stock Option and shall be evidenced by a Grant of Option duly executed on behalf of the Corporation and shall comply with and be subject to the terms and conditions of the Plan.

6.       OPTION EXERCISE PRICE

         The option exercise price for an option granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. Fair market value shall be the mean between the high and low quoted selling prices of the Common Stock on the date the option is granted as reported on the Nasdaq National Market or, if not so quoted, on the principal national securities exchange on which the Common Stock is then listed. The option exercise price shall be subject to adjustment in accordance with Section 9 hereof.


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7.       MANNER OF EXERCISE OF OPTIONS

         (a) TIME AND MANNER OF EXERCISE OF OPTIONS.

         Options granted under the Plan shall become exercisable in full on the one year anniversary of the date of the grant, subject to the limitations applicable to Early Annual Options set forth in Section 4(b). To the extent that the right to exercise an option has accrued and is in effect, the option may be exercised in full at one time or in part from time to time, by giving written notice to the Corporation, signed by the person or persons exercising the option, stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares. Payment may be made in whole or in part by (i) cash or cash equivalents, (ii) shares of Common Stock of the Corporation already owned for a period of at least six months, or not acquired directly or indirectly from the Corporation by the person exercising the option, valued at fair market value as defined above on the business day immediately prior to the date of exercise, (iii) delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker approved by the Corporation to sell all or part of the shares of Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Corporation, or (iv) such other form of payment which the Committee determines to be acceptable and consistent with applicable laws, regulations and rules.

         (b) TAXES.

         The optionee shall pay to the Corporation, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of any option granted under the plan no later than the date of the event creating the tax liability. In the Committee's discretion, the minimum statutory withholding obligations, based on the minimum statutory withholding rates for federal and state tax purposes, may be paid in whole or in part in Shares of Common Stock retained from the exercise of the option, valued at the fair market value of the Common Stock on the date of exercise.

         (c) TERM OF OPTIONS.

         The Expiration Date for each option shall be the earlier of (i) the 10th anniversary of the date of grant or, (ii) the date 12 months after the termination of such Non-Employee Director's service as a director for any reason.

8.       OPTIONS NOT TRANSFERABLE

         The right of an optionee to exercise an option granted to him or her under the Plan and any interest therein or in the Shares received upon exercise shall be assignable or transferable by such optionee in a respect other than by will or the laws of descent and distribution only at the discretion of the Board, and any such option shall be exercisable during the lifetime of such optionee only by him or her except as expressly permitted by the Board. Any option granted under the Plan shall become null and void and shall be without further force or effect upon the bankruptcy of the optionee, or upon any attempted assignment or transfer of such option or any interest therein (except as provided in the preceding sentence), including, without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment,



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trustee process or similar process, whether legal or equitable with respect to such option or any interest therein.

9.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event that the outstanding shares of the Common Stock of the Corporation are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of Shares as to which outstanding options, or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per Share.

10.      RESTRICTIONS ON ISSUANCE OF SHARES

         The Corporation may impose such conditions with respect to the exercise of options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

11.      TERMINATION AND AMENDMENT OF PLAN

         Unless sooner terminated as herein provided, or extended with the approval of the stockholders of the Corporation, the Plan shall terminate on February 20, 2012, except as to options granted prior to that date. The Board may at any time terminate the Plan or make such modifications or amendments thereto as it deems advisable; provided, however, that except as provided in
Section 9 the Board may not, without the approval of the stockholders of the Corporation, (i) increase materially the benefits accruing to participants hereunder, (ii) increase the maximum aggregate number of shares for which options may be granted under the Plan or the number of shares for which an option may be granted to any optionee, (iii) modify the provisions of Section 4 regarding eligibility, (iv) extend the expiration date of the Plan, or (v) modify the provisions of Section 6 regarding the exercise price. Termination or any modification or amendment of the Plan shall not, without the consent of an optionee, materially adversely affect his or her rights under an option previously granted to him or her.

12.      SCOPE OF AMENDMENT AND RESTATEMENT

         This Plan is amended and restated as of April 24, 2002 and its terms shall apply to options granted from and after such date. Prior Options shall be governed by the terms and provisions of the Plan as in effect when such options were granted.



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THIS PLAN WAS APPROVED BY THE BOARD OF DIRECTORS ON FEBRUARY 14, 1996.

THIS PLAN WAS APPROVED BY THE STOCKHOLDERS ON APRIL 24, 1996.

THIS PLAN WAS AMENDED BY THE BOARD OF DIRECTORS ON FEBRUARY 20, 2002.

THIS PLAN AS AMENDED WAS APPROVED BY THE STOCKHOLDERS ON _________ ___, 2002.



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